Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PHC, Inc.
Peabody, MA.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-2246, 333-41494, 333-76137, 333-117146 and 222-141431) and Form S-8 (Nos. 333-102402,333-123842 and 333-149579) of PHC, Inc. and subsidiaries of our report dated September 29, 2008, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP
Boston, MA

September 29, 2008